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                                                      EXHIBIT 23.1


Consent of Independent Certified Public Accountants



International Fuel Technology, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-96261) of our report dated January 25, 2002 relating to the financial statements of International Fuel Technology, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/s/ BDO Seidman, LLP

Chicago, Illinois
March 29, 2002